FRANKLIN TEMPLETON FUND ALLOCATOR SERIES
                      on behalf of its series
             Franklin Templeton Diversified Income Fund


        INVESTMENT MANAGEMENT and ASSET ALLOCATION AGREEMENT


      This INVESTMENT MANAGEMENT and ASSET ALLOCATION AGREEMENT ("Agreement") made between FRANKLIN TEMPLETON FUND ALLOCATOR SERIES, a Delaware business trust (the "Trust"), on behalf of the Franklin Templeton Diversified Income Fund (the "Fund"), and FRANKLIN ADVISERS, INC., a California corporation, (the "Adviser").

      WHEREAS, the Trust has been organized and intends to operate as an investment company registered under the Investment Company
Act of 1940, as amended (the "1940 Act") for the purpose of investing and reinvesting its assets in securities, as set forth in its Agreement and Declaration of Trust, its By-Laws and its Registration Statements under the 1940 Act and the Securities Act of 1933, all as heretofore and hereafter amended and supplemented; and the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment manager and to have an investment manager perform various management, statistical, research, investment advisory, asset allocation and other services for the Fund; and

      WHEREAS, the investment policies of the Fund contemplate that the Fund seeks to achieve its investment objectives through investment of the Fund's assets in one or more available investment companies in the Franklin Templeton Group of Funds and, consequently, the Fund will require the provision of asset allocation services, as well as traditional investment advisory services; and

      WHEREAS, the Fund currently intends to invest its assets primarily in five fixed income investment companies in the Franklin Templeton Group of Funds, as specified in the Fund's prospectus, which may change from time to time, although each Fund is also permitted to and may invest some or all of its assets directly in non-investment company securities; and

      WHEREAS, the parties hereto have agreed to the respective fees for asset allocation and investment advisory services as described below; and

      WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, is engaged in the business of rendering asset allocation, investment advisory, counseling and supervisory services to investment companies and other investment counseling clients, and desires to provide these services to the Fund.

      NOW THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is mutually agreed as follows:

      l. EMPLOYMENT OF THE ADVISER. The Trust hereby employs the Adviser to provide asset allocation services to the Fund, to manage the investment and reinvestment of the Fund's assets in investment company and non-investment company securities and to administer certain aspects of their affairs, subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth. The
Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund or the Trust in any way or otherwise be deemed an agent of the Fund or the Trust.

      2.   OBLIGATIONS  OF  AND  SERVICES  TO BE  PROVIDED  BY THE
ADVISER.   The  Adviser   undertakes   to  provide   the   services
hereinafter set forth and to assume the following obligations:

           A. ASSET ALLOCATION SERVICES. The Adviser shall, subject to and in accordance with the investment objectives and policies of the Fund and any directions which the Trust's Board may issue from time to time, (i) manage the allocation of the Fund's assets as between different investment companies in the Franklin Templeton Group of Funds; and (ii) consistent with those allocation decisions, select the amount or percentage of the Fund's assets, if any, to be invested by the Fund in either the Franklin Templeton Funds available for purchase by the Fund to it or such other securities as are consistent with the Fund's investment objectives and policies.

           B. INVESTMENT MANAGEMENT SERVICES. The Adviser shall manage the Fund's assets subject to and in accordance with the investment objectives and policies of the Fund and any directions which the Trust's Board may issue from time to time. In
pursuance   of  the   foregoing,   the   Adviser   shall  make  all
determinations with respect to the investment of the Fund's assets and the purchase and sale of its investment securities, and shall take such steps as may be necessary to implement the same.

           C. This subsection 2.C applies only to any assets of the Fund that are not invested in investment company securities.

                 (a) The Adviser, subject to and in accordance with any directions which the Board may issue from time to time, shall place, in the name of the Fund, orders for the execution of the Fund's securities transactions. When placing such orders, the Adviser shall seek to obtain the best net price and execution for the Fund, but this requirement shall not be deemed to obligate the Adviser to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The parties recognize that there are likely to be many cases in which different brokers are equally able to provide such best price and execution and that, in selecting among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish research, statistical, quotations and other information to the
Fund and the Adviser in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board determines that the Fund will benefit, directly or indirectly, by doing so, the Adviser may place orders with a broker who charges a commission for that transaction which is in excess of the amount of commission that another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in
Section  28(e)  (3)  of  the  Securities   Exchange  Act  of  1934)
provided by that broker.

                 Accordingly, the Trust and the Adviser agree that the Adviser shall select brokers for the execution of each Fund's transactions from among:

                 (i) Those brokers and dealers who provide quotations and other services to the Fund, specifically including the quotations necessary to determine the Fund's net assets, in such amount of total brokerage as may reasonably be required in light of such services; and

                 (ii) Those brokers and dealers who supply research, statistical and other data to the Adviser or its affiliates which the Adviser or its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to securities, actual or potential, of the Fund, or which place the Adviser in a better position to make decisions in connection with the management of the Fund's assets and securities, whether or not such data may also be useful to the Adviser and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required. Provided that the Trust's officers are satisfied that the best execution is obtained, the sale of shares of the Fund may also be considered as a factor in the selection of broker-dealers to execute the Fund's portfolio transactions.

                 (b) When the Adviser has determined that the Fund should tender securities pursuant to a "tender offer solicitation," Franklin/Templeton Distributors, Inc. ("Distributors") shall be designated as the "tendering dealer" so long as it is legally permitted to act in such capacity under the federal securities laws and rules thereunder and the rules of any securities exchange or association of which Distributors may be a member. Neither the Adviser nor Distributors shall be obligated to make any additional commitments of capital, expense or personnel beyond that already committed (other than normal periodic fees or payments necessary to maintain its corporate existence and membership in the National Association of Securities Dealers, Inc.) as of the date of this Agreement. This Agreement shall not obligate the Adviser or Distributors (i) to act pursuant to the foregoing requirement under any circumstances in which they might reasonably believe that liability might be imposed upon them as a result of so acting, or (ii) to institute legal or other proceedings to collect fees which may be considered to be due from others to it as a result of such a tender, unless the Trust on behalf of the Fund shall enter into an agreement with the Adviser and/or Distributors to reimburse them for all such expenses connected with attempting to collect such fees, including legal fees and expenses and that portion of the compensation due to their employees which is attributable to the time involved in attempting to collect such fees.

                (c) The Adviser shall render regular reports to the Trust, not more frequently than quarterly, of how much total brokerage business has been placed by the Adviser, on behalf of the Fund, with brokers falling into each of the categories referred to above and the manner in which the allocation has been accomplished.

                (d) The Adviser agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Adviser's paramount duty to obtain the best net price and execution for the Fund.

           D. This subsection 2.D applies to any assets of the Fund that are invested in investment company securities. Orders for the purchase or sale of investment company securities shall be placed directly with Franklin/Templeton Distributors, Inc.

           E. The Adviser shall render or cause to be rendered regular reports to the Trust, at regular meetings of its Board and at such other times as may be reasonably requested by the Board, of (i) decisions made with respect to the allocation of the Fund's assets; (ii) to the extent the Fund's assets are invested in investment companies in the Franklin Templeton Group of Funds, decisions made with respect to purchases and sales of such funds; (iii) to the extent that any portion of the Fund's assets is invested directly in non-investment company securities, decisions made with respect to purchase and sale of non-investment company securities; (iv) the reasons for such decisions; and (v) the extent to which those decisions have been implemented.

           F. The Adviser shall be responsible for determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's investment company and non-investment company securities shall be exercised.

           G. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF SECURITIES REGISTRATION STATEMENTS, AMENDMENTS AND OTHER MATERIALS. The Adviser, its officers and employees will make available and provide accounting and statistical information required by the Fund in the preparation of registration statements, reports and other documents required by federal and state securities laws and with such information as the Fund may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Fund's shares.

           H. OTHER OBLIGATIONS AND SERVICES. The Adviser shall make its officers and employees available to the Board and officers of the Trust for consultation and discussions regarding the administration and management of each Fund and its investment activities.

      3. EXPENSES OF THE FUND. It is understood that each Fund will pay all of its own expenses other than those expressly assumed by the Adviser herein, which expenses payable by the Fund shall include, without limitation:

           A.   Fees and expenses paid to the Adviser, if any;

           B. Expenses of fund administration, including without limitation fees paid pursuant to the Fund's contract with Franklin Templeton Services, LLC or fees paid to any other entity which provides similar services to the Fund in the future;

           C.   Expenses   of  all   audits  by   independent   public
accountants;

           D. Expenses of transfer agent, registrar, custodian, dividend disbursing agent and shareholder record-keeping services, including the expenses of issue, repurchase or redemption of its shares;

           E. Expenses of obtaining quotations for calculating the value of the Fund's net assets;

           F.   Salaries   and  other   compensations   of   executive
officers of the Trust who are not officers, directors, stockholders or employees of the Adviser or its affiliates;

           G.   Taxes levied against the Fund;

           H. Brokerage fees and commissions in connection with the purchase and sale of securities for the Fund;

           I.   Costs, including the interest expense, of borrowing money;

           J. Costs incident to meetings of the Board and shareholders of the Fund, reports to the Fund's shareholders, the filing of reports with regulatory bodies and the maintenance of the Fund's and the Trust's legal existence;

           K. Legal fees, including the legal fees related to the registration and continued qualification of the Fund's shares for sale;

           L. Board members' fees and expenses to Board members who are not directors, officers, employees or stockholders of the Adviser or any of its affiliates;

           M. Costs and expense of registering and maintaining the registration of the Fund and its shares under federal and any applicable state laws; including the printing and mailing of prospectuses to its shareholders;

           N.   Trade association dues; and

           O.   The  Fund's  pro rata  portion  of  fidelity  bond,
errors  and   omissions,   and  trustees   and  officer   liability
insurance premiums.

           P. The Fund's portion of the cost of any proxy voting service used on its behalf.

      4. COMPENSATION OF THE ADVISER. The Adviser shall receive no fee for any services under this Agreement.

      5. ACTIVITIES OF THE ADVISER. The services of the Adviser to the Fund hereunder are not to be deemed exclusive, and the Adviser and any of its affiliates shall be free to render similar services to others. Subject to and in accordance with the Agreement and Declaration of Trust or Articles of Incorporation of the Trust, the By-Laws of the Trust, and Section 10(a) of the 1940 Act, it is understood that Board members, officers, agents and shareholders of the Trust are or may be interested in the Adviser or its affiliates as directors, officers, agents or stockholders; that directors, officers, agents or stockholders of the Adviser or its affiliates are or may be interested in the Trust as Board members, officers, agents, shareholders or otherwise; that the Adviser or its affiliates may be interested in the Fund as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust or Articles of Incorporation, By-Laws and the 1940 Act.


      6.   LIABILITIES OF THE ADVISER.

           A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

           B. Notwithstanding the foregoing, the Adviser agrees to reimburse the Trust for any and all costs, expenses, and counsel and trustees' fees reasonably incurred by the Trust in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or trustees, the conduct of factual investigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Trust incurs as the result of action or inaction of the Adviser or any of its affiliates or any of their officers, directors, employees or stockholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the stock or control of the  Adviser  or  its  affiliates  (or  litigation  related  to any pending or proposed or future transaction in such shares or control) which shall have been undertaken without the prior, express approval of the Board; or, (ii) is within the control of the Adviser or any of its affiliates or any of their officers, directors, employees or stockholders. The Adviser shall not be obligated pursuant to the provisions of this Subparagraph 6(B), to reimburse the Trust for any expenditures related to the institution of an administrative proceeding or civil litigation by the Trust or a shareholder seeking to recover all or a portion of the proceeds derived by any stockholder of the Adviser or any of its affiliates from the sale of his shares of the Adviser, or similar matters. So long as this Agreement is in effect, the Adviser shall pay to the Trust the amount due for expenses subject to this Subparagraph 6(B) within 30 days after a bill or statement has been received by the Adviser therefore. This provision shall not be deemed to be a waiver of any claim the Trust may have or may assert against the Adviser or others for costs, expenses or damages heretofore incurred by the Trust or for costs, expenses or damages the Trust may hereafter incur which are not reimbursable to it hereunder.

           C. No provision of this Agreement shall be construed to protect any Board member or officer of the Trust, or director or officer of the Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

      7.   RENEWAL AND TERMINATION.

           A. This Agreement shall become effective on the date written below and shall continue in effect for two (2) years thereafter, unless sooner terminated as hereinafter provided and shall continue in effect thereafter for periods not exceeding one
(1) year so long as such continuation is approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board, and (ii) by a vote of a majority of the Board members who are not parties to the Agreement (other than as Board members), cast in person at a meeting called for the purpose of voting on the Agreement.

           B.   This Agreement:

                (i) may at any time be terminated as to the Fund without the payment of any penalty either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Adviser;

                (ii) shall immediately terminate as to the Fund with respect to the Fund in the event of its assignment; and

                (iii)may be terminated as to the Fund by the Adviser on sixty (60) days' written notice to the Fund.

           C. As used in this Paragraph the terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth for any such terms in the 1940 Act.

           D. Any notice under this Agreement shall be given in writing addressed and delivered, or mailed post-paid, to the other party at any office of such party.

      8. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective on the ____ day of _________ 2006.


FRANKLIN TEMPLETON FUND ALLOCATOR SERIES on behalf of Franklin Templeton Diversified Income Fund


By:  ____________________________
     Karen L. Skidmore
Title:   Vice President & Secretary



FRANKLIN ADVISERS, INC.


By:  ____________________________